Exhibit 99.5

ELI LILLY AND COMPANY

Offer to Exchange up to 293,290,000 Shares of Common Stock of

ELANCO ANIMAL HEALTH INCORPORATED

which are owned by Eli Lilly and Company
for Shares of Common Stock of

ELI LILLY AND COMPANY

Pursuant to the Prospectus dated February 8, 2019

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON MARCH 8, 2019, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE "EXPIRATION DATE." SHARES OF LILLY COMMON STOCK VALIDLY TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

February 8, 2019

To Brokers, Dealers, Commercial Banks, Trust Companies, Custodians and Similar Institutions:

        In connection with the transactions described in the prospectus dated February 8, 2019 (the "Prospectus"), Eli Lilly and Company ("Lilly") is offering, upon the terms and subject to the conditions set forth in the Prospectus, together with any amendments or supplements thereto, to exchange up to an aggregate of 293,290,000 shares of common stock, no par value ("Elanco common stock") of Elanco Animal Health Incorporated ("Elanco"), which are owned by Lilly, for outstanding shares of Lilly common stock, no par value ("Lilly common stock"), that are validly tendered and not validly withdrawn.

        We are asking you to furnish copies of the enclosed materials to your clients for whom you hold shares of Lilly common stock, whether such shares are registered in your name or in the name of your nominee. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. No stock transfer taxes will generally be payable as a result of the transaction.

        As described in the Prospectus, Lilly is not conducting the exchange offer in any jurisdiction where the offer, sale or exchange is not permitted. If you are in a jurisdiction where offers to sell or exchange, or solicitations of offers to buy or exchange, the securities offered by the exchange offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the exchange offer presented does not extend to you.

        No broker, dealer, bank, trust company, custodian, other similar institution or fiduciary shall be deemed to be the agent of Lilly, Elanco, any of the dealer managers, the exchange agent or the information agent for purposes of the exchange offer.

        Participants in The Lilly Employee 401(k) Plan, The Savings Plan for Lilly Affiliate Employees in Puerto Rico and The Elanco US Inc. 401(k) Plan (each, a "Savings Plan") should follow the special instructions that are being sent to them by or on behalf of their plan administrator. Such participants should not use the Letter of Transmittal to direct the tender of shares of Lilly common stock held in these plans, but should instead use the exchange offer election form provided to them by or on behalf of their plan administrator. Such participants may direct the applicable plan trustee to tender all, some or none of the shares of Lilly common stock allocable to their Savings Plan accounts, subject to the limitations set forth in any special instructions provided to them. To allow sufficient time for the tender of shares by the trustee of the applicable Savings Plan, tendering holders must provide the tabulator with the requisite instructions by the deadline specified in the special instructions provided to them, unless the exchange offer is extended. If the exchange offer is extended, and if administratively feasible, the deadline for receipt of participants' direction may also be extended.

        LILLY'S OBLIGATION TO EXCHANGE SHARES OF ELANCO COMMON STOCK FOR SHARES OF LILLY COMMON STOCK IS SUBJECT TO CERTAIN CONDITIONS, AS DESCRIBED IN THE PROSPECTUS, WHICH YOU SHOULD READ CAREFULLY AND IN ITS ENTIRETY.

        For your information and for forwarding to your clients for whom you hold shares of Lilly common stock, registered in your name or in the name of your nominee, we are enclosing the following documents:

          1.     the Prospectus dated February 8, 2019;

          2.     a form of Letter of Transmittal for tendering shares of Lilly common stock and an Instruction Booklet to the Letter of Transmittal for your use in accepting the exchange offer and tendering shares of Lilly common stock;

          3.     the Internal Revenue Service Form W-9 for U.S. Taxpayers, enclosed with the Letter of Transmittal;

          4.     a form of Notice of Guaranteed Delivery, to be used to participate in the exchange offer if Lilly common stock and other required documents cannot be delivered to the exchange agent by 12:00 midnight, New York City time, at the end of the day on the expiration date of the exchange offer;

          5.     a form of Letter to Clients, which may be sent to your clients for whose accounts you hold shares of Lilly common stock registered in your name or in the name of your nominee, with space for obtaining such clients' instructions with regard to the exchange offer; and

          6.     a form of Notice of Withdrawal for use in withdrawing shares of Lilly common stock previously tendered in the exchange offer.

        YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON MARCH 8, 2019, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

        Shares of Lilly common stock tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration of the exchange offer and, unless Lilly has previously accepted them pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once Lilly accepts shares of Lilly common stock tendered pursuant to this exchange offer, the tender is irrevocable.

        Lilly will not pay any fees or commission to any broker, dealer or other person (other than to the dealer managers, information agent or the exchange agent for soliciting tenders of Lilly common stock pursuant to the terms of the exchange offer). Lilly will, however, upon request, reimburse brokers, dealers, banks, trust companies, custodians and similar institutions, for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

        The exchange of shares of Lilly common stock tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of: (a)(i) share certificates representing all tendered shares of Lilly common stock (other than shares of Lilly common stock in uncertificated form registered directly in Lilly's share register), in proper form for transfer or (ii) with respect to shares delivered by book-entry transfer through The Depository Trust Company ("DTC"), confirmation of a book-entry transfer of those shares of Lilly common stock in the exchange agent's account at DTC, in each case pursuant to the procedures set forth in the Prospectus in the section entitled "The Exchange Offer—Procedures for Tendering," (b) a Letter of Transmittal for shares of Lilly common stock, properly completed and duly executed (including any signature guarantees that may be required), or, in the case of shares delivered by book-entry transfer through DTC, an agent's message and (c) any other required documents.

        Additional copies of the enclosed materials may be obtained by contacting the information agent, Georgeson LLC, at 1-800-676-0194 (toll-free for shareholders, banks and brokers) or +1-781-575-2137 (all others outside the U.S.). You may also contact the information agent for assistance with any questions you may have about the exchange offer.

        NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF LILLY, ELANCO, ANY OF THE DEALER MANAGERS, THE EXCHANGE AGENT, THE INFORMATION AGENT OR ANY SUBSIDIARY OR AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE DOCUMENTS ENCLOSED HEREWITH AND STATEMENTS EXPRESSLY MADE THEREIN.